Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated September 18, 2020, with respect to the Common Stock, par value $0.001 per share, of Medley Capital Corporation, and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: September 18, 2020

BLR Partners LP

By:	BLRPart, LP
General Partner

By:	BLRGP Inc.
General Partner

By:	/s/ Bradley L. Radoff
Name:	Bradley L. Radoff
Title:	Sole Director

BLRPart, LP

By:	BLRGP Inc.
General Partner

By:	/s/ Bradley L. Radoff
Name:	Bradley L. Radoff
Title:	Sole Director

BLRGP Inc.

By:	/s/ Bradley L. Radoff
Name:	Bradley L. Radoff
Title:	Sole Director

Fondren Management, LP

By:	FMLP Inc.
General Partner

By:	/s/ Bradley L. Radoff
Name:	Bradley L. Radoff
Title:	Sole Director

FMLP Inc.

By:	/s/ Bradley L. Radoff
Name:	Bradley L. Radoff
Title:	Sole Director

The Radoff Family Foundation

By:	/s/ Bradley L. Radoff
Name:	Bradley L. Radoff
Title:	Sole Director

/s/ Bradley L. Radoff
Bradley L. Radoff